Exhibit 99.1

Beeline Loans and RedAwning Partner to Revolutionize Real Estate Investing

Providence, RI – February 12, 2025 – Beeline Loans, Inc., a wholly-owned subsidiary of Beeline Holdings (NASDAQ: BLNE), a pioneering digital mortgage lender with an AI-powered platform, has joined forces with vacation property management and rental powerhouse, RedAwning to simplify and accelerate the real estate investment process for buyers.

This innovative partnership integrates Beeline’s DSCR mortgage application directly into RedAwning’s platform, allowing investors to receive a tailored mortgage quote and approval within minutes, so they can expand their STR portfolio. By seamlessly bridging property selection and financing, the collaboration offers a faster, more intuitive experience for modern investors.

Investment properties account for many of Beeline’s transactions, underscoring the company’s ability to support the path to financial freedom with products tailor made for property investors. “Expanding our partnership with RedAwning aligns perfectly with our excitement about empowering investors with streamlined tools and flexible financing options,” said Nick Liuzza, CEO of Beeline.

Beeline’s wider range of conventional and non-QM loan products, including DSCR and Bank Statement loans, caters to the needs of Millennial investors and owner-occupiers, who are driving the growing demand for real estate investment. In 2024, millennials made up 38% of all home buyers, according to the National Association of REALTORS® (NAR). This collaboration positions both companies to capitalize on this emerging market segment, delivering a seamless, end-to-end solution for property buyers.

With Beeline and RedAwning at the forefront, investors gain not just properties but a more efficient and empowering path to real estate success.

About Beeline Holdings

Beeline Holdings is a technology-driven mortgage lender and title provider building a fully digital, AI-powered platform that simplifies and accelerates the home financing process. Headquartered in Providence, RI, Beeline Financial Holdings, Inc. is dedicated to transforming the mortgage industry through innovation and customer-focused solutions. It is a wholly-owned subsidiary of Beeline Holdings and owns Beeline Labs.

About RedAwning

RedAwning is a full-service property management company offering a suite of services to property owners and investors, simplifying the process of renting out a short-term rental. With a focus on data-driven insights and user-friendly tools, RedAwning simplifies the journey for real estate owners and investors.

For more information about Beeline’s innovative approach to investment property financing, visit makeabeeline.com. To explore available investment properties, visit RedAwning.

Cautionary Note Regarding Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the new partnership between Beeline and RedAwning and the anticipated features, benefits and market demand and adoption of the products and services envisioned by such partnership.

Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, risks that our projections, estimates and expectations with respect to our technologies and marketing strategies and perceptions concerning potential future events that are based thereon prove to be incorrect, our ability to successfully leverage and manage our relationship with RedAwning and other strategic partners, our ability to effectively complete the development of and launch of our technologies and the potential for unforeseen challenges or complications with respect thereto, our ability to protect our rights and interests in our technologies and intellectual property rights therein and to improve upon and execute our plans with respect to such technologies, our ability to the execute on our strategic initiatives effectively and in a cost-efficient manner, the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months which will depend on our ability to raise capital, future interest rates in the United States, changes in the political and regulatory environment and in business and economic conditions in the United States and in the real estate and mortgage lending industry, geopolitical conflicts such as those in Ukraine and Israel, and our ability to develop and maintain our brand cost-effectively. Further information on our risk factors is contained in filings made with the Securities and Exchange Commission by Eastside Distilling, Inc., including the final Prospectus filed on January 14, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

ir@makeabeeline.com